UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2020

Biogen Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19311	33-0112644

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Binney Street, Cambridge, Massachusetts 02142
(Address of principal executive offices; Zip Code)

Registrant’s telephone number, including area code: (617) 679-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0005 par value	BIIB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 20, 2020, Biogen Inc. (the “Company”) announced that pursuant to the retirement provisions set forth in the Company’s Corporate Governance Principles, Lynn Schenk will be retiring from the Board of Directors (the “Board”), effective as of the Company’s 2020 annual meeting of stockholders.

Ms. Schenk has served the Company with distinction since she joined the board of IDEC Pharmaceuticals (“IDEC”) in 1995. Ms. Schenk has served as a director of the Company since 2003, following IDEC’s merger with Biogen, Inc. Throughout her tenure Ms. Schenk, who was a National Association of Corporate Directors top 100 Director’s honoree in 2017, has been a vital contributor to the Company and its Board. Ms. Schenk’s experience in the public and private sector, as well her strong public policy, government and legal experience, have been especially important to the Company’s success in the highly regulated life sciences industry.

The Company and the Board are very grateful to Ms. Schenk for her many contributions and years of dedicated service.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biogen Inc.

By:	/s/ F. Ty Edmondson
F. Ty Edmondson
Chief Corporate and Compliance Counsel and Assistant Secretary

Date: April 20, 2020

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